FOR IMMEDIATE RELEASE

For More Information Contact:

Richard B. Collins President and CEO United Financial Bancorp, Inc. 413.787.1700	David J. O’Connor Chief Executive Officer New England Bancshares, Inc. 860.253.5200

UNITED FINANCIAL BANCORP, INC. AND
NEW ENGLAND BANCSHARES, INC.
ANNOUNCE STOCKHOLDER APPROVAL OF
AGREEMENT AND PLAN OF MERGER

WEST SPRINGFIELD, MA and ENFIELD, CT– November 2, 2012-- United Financial Bancorp, Inc. (“UBNK”) (NASDAQ Global Select Market: UBNK), the holding company for United Bank, and New England Bancshares (“NEBS”), the holding company for New England Bank, announced jointly today that the stockholders of both UBNK and NEBS approved the Agreement and Plan of Merger by and between UBNK and NEBS at respective meetings of stockholders held on November 1, 2012.

In each company’s voting an overwhelming percentage of the votes actually cast were in favor of the transaction with stockholders owning more than 80% and 57% of UBNK’s and NEBS’ outstanding common shares, respectively, voted in favor of the transaction.  The stockholders of NEBS also voted in favor of a non-binding advisory resolution to approve certain compensation to be paid to certain executive officers of NEBS in connection with the merger.

“We are pleased to have our stockholders’ vote for this merger and now look forward to completing the transaction, our system conversion and officially welcoming New England Bank employees, branches and customers into the United Bank family,” said Richard B. Collins, President and Chief Executive Officer of UBNK and United Bank.

“We are pleased that our stockholders approved the merger and look forward to joining the United team,” added David J. O’Connor, President and Chief Executive Officer of NEBS and New England Bank.

The merger is expected to close on or about November 16, 2012 subject to the receipt of regulatory approval and the satisfaction of other customary closing conditions.

About United Financial Bancorp, Inc.

United Financial Bancorp, Inc. is a publicly owned corporation and the holding company for United Bank, a federally chartered bank headquartered at 95 Elm Street, West Springfield, MA 01090.  The Company’s common stock is traded on the NASDAQ Global Select Market under the symbol UBNK.  As of September 30, 2012, the Company had total consolidated assets of $1.68 billion.  United Bank provides an array of financial products and services through its 16 branch offices and two express drive-up branches in the Springfield region of Western Massachusetts and six branches in the Worcester region of Central Massachusetts.  The Bank also operates loan production offices located in Beverly, Massachusetts and Glastonbury, Connecticut.  Through its Wealth Management Group, the Bank offers access to a wide range of investment and insurance products and services, as well as financial, estate and retirement strategies and products.  For more information regarding the Bank’s products and services and for United Financial Bancorp, Inc. investor relations information please visit www.bankatunited.com or on Facebook at facebook.com/bankatunited.

About New England Bancshares, Inc.

New England Bancshares, Inc. is headquartered in Enfield, Connecticut, and operates New England Bank with fifteen banking centers servicing the communities of Bristol, Cheshire, East Windsor, Ellington, Enfield, Manchester, Plymouth, Southington, Suffield, Wallingford and Windsor Locks. For more information regarding New England Bank’s products and services, please visit www.nebankct.com.

Forward Looking Statements Disclaimer

Certain statements contained in this press release that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, notwithstanding that such statements are not specifically identified.  Words such as “believes,” “anticipates,” “expects,” “intends,” “targeted,” “continue,” “remain,” “will,” “should,” “may” and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.  Forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions which are difficult to predict.  Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements.  All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters and attributable the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements referenced above.  Forward-looking statements speak only as of the date on which such statements are made.  The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events.